UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
InnovAge Holding Corp.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholders,
We are pleased to invite you to attend our Annual Meeting of Stockholders of InnovAge Holding Corp. (“InnovAge” or the “Company”) to be held on Tuesday, December 13, 2022, at 10:00 a.m. Eastern Time (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/INNV2022AM. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the voting instruction form received from your bank or broker. Once you have logged in to the virtual meeting, you will be able to submit questions and vote your shares electronically during the meeting.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect four nominees identified in the accompanying proxy statement to serve as Class II directors until the Annual Meeting to be held in 2025 and until their successors are duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2023; and
3.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials, proxy card or the voting instruction form received from your bank or broker. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

JAMES G. CARLSON
Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The annual meeting of stockholders of InnovAge Holding Corp. for the fiscal year ended June 30, 2023 (the “Annual Meeting”) will be held via the internet at www.virtualshareholdermeeting.com/INNV2022AM on Tuesday, December 13, 2022, at 10:00 a.m. Eastern Time for the following purposes:
1.
to elect four nominees identified in the accompanying proxy statement to serve as Class II directors until the Annual Meeting to be held in 2025 and until their successors are duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2023; and
3.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Stockholders of record as of the close of business on October 21, 2022 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to the Annual Meeting, at 8950 E. Lowry Boulevard, Denver, Colorado 80230 and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/INNV2022AM.
The Notice of Internet Availability or the proxy statement is first being made available to the Company’s stockholders of record on or about October 28, 2022.
By Order of the Board of Directors,

NICOLE D’AMATO
Chief Legal Officer & Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 13, 2022:

This Notice of Annual Meeting, the accompanying proxy statement and our Annual Report on
Form 10-K for the Fiscal Year Ended June 30, 2022 are available at
www.proxyvote.com

i

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why is the Company holding two Annual Meetings of Stockholders in calendar year 2022?
The Company’s fiscal year ends on June 30. Companies with a fiscal year ending June 30, typically hold annual meetings of stockholders in the second half of the calendar year. However, for the fiscal year ended June 30, 2022, the Company was unable to hold the meeting during the second half of calendar year 2021 and held its annual meeting of stockholders on March 17, 2022. Starting with this Annual Meeting and going forward, the Company intends to hold annual meetings during the second half of the calendar year.
Q: Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on December 13, 2022 (the “Annual Meeting”) (or at any postponement, adjournment or continuations of the meeting). Stockholders who own shares of our common stock as of the record date, October 21, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Q: What is included in the proxy materials?
The proxy materials include:
•	our proxy statement for the Annual Meeting;
•	our Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2022; and
•	the proxy card or a voting instruction form for the Annual Meeting.
Q: I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The Securities and Exchange Commission (“SEC”) rules permit us to satisfy delivery requirements for proxy statements with respect to two or more stockholders of record sharing the same address by delivering a single copy of the Notice and, if applicable, the proxy materials addressed to those stockholders, a procedure called “householding.” To take advantage of this opportunity, only copy of the Notice and, if applicable, set of proxy materials is being delivered to all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from one or more of the stockholders. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice and, if applicable, proxy materials, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice and, if applicable, the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms, or other holders of record.
Q: Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice”), which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
Q: Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 135,570,078 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?
You will be voting on:
1.	the election of four Class II directors to serve on the Board until the Annual Meeting to be held in 2025 and until their successors are duly elected and qualified;
2.	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2023; and
3.	any other business as may properly come before the meeting or any adjournment of the meeting.
Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of James G. Carlson, Caroline Dechert, Pavithra Mahesh and Richard Zoretic as Class II directors; and
2.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending June 30, 2023.
Q: How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/INNV2022AM. You will need log in by entering your unique 16-digit control number included on your Notice, proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 12, 2022. Regardless of whether you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as soon as possible. If you submit a proxy but do not indicate any voting instructions, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendation. The Board’s recommendation with respect to each proposal that you are being asked to vote on is set forth below, as well as within the description of each proposal in this Proxy Statement.
Q: Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our Notice and, if applicable, proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com.
Our proxy materials are also available on our Investor Relations website at investor.innovage.com/financial-information/annual-reports. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q: How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/INNV2022AM and entering your 16-digit control number. This number is included in your Notice or proxy card.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/INNV2022AM for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
Q: How do I inspect the list of stockholders?
To examine the list of stockholders entitled to vote at the Annual Meeting at our principal executive offices, you must be a stockholder as of the record date for the meeting and will be required to provide a copy of your Notice, proxy card or voting instruction form bearing your unique 16-digit control number and a copy of a valid picture identification, such as a driver’s license or passport, that matches the name on the Notice, proxy card or voting instruction form. You will also be able to examine the list on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/INNV2022AM.
Q: What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and they can hear streaming audio prior to the start of the meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 10:00 a.m. Eastern Time and until the end of the meeting.
Q: Why is the Annual Meeting virtual only?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. Hosting a virtual meeting makes it easy for our stockholders to participate from any location in the world.
Q: How many shares must be present to transact business at the Annual Meeting?
A quorum of our stockholders must be present at the Annual Meeting for any business to be conducted. Under our Bylaws, the holders of a majority in voting power of our outstanding capital stock entitled to vote at the Annual Meeting, present virtually at the Annual Meeting or represented by proxy, constitutes a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy or voting instruction card, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2023. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. There will not be broker non-votes with respect to this proposal.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q: What is the deadline for submitting a stockholder proposal or director nomination for the annual meeting to be held in 2023?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2023 must be submitted by email to our Corporate Secretary at legal@myinnovage.com no later than the close of business on June 30, 2023. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2023 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on September 14, 2023 and not earlier than the close of business on August 15, 2023, assuming the Company does not change the date of the annual meeting of stockholders to be held in 2023 more than 30 days before or more than 70 days after the anniversary of this Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws (the “Bylaws”) and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices at the address listed above.
In addition to satisfying the requirements under the Company’s Bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of ten directors. Our Charter provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of October 28, 2022, and other information for each member of our Board:
				Calendar Year
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
James G. Carlson	II	70	Chair of the Board	2022	2022	2025
Caroline Dechert	II	34	Director	2021	2022	2025
Pavithra Mahesh	II	32	Director	2021	2022	2025
Richard Zoretic	II	64	Director	2021	2022	2025
John Ellis “Jeb” Bush	III	69	Director	2021	2023
Edward Kennedy, Jr.	III	61	Director	2021	2023
Sean Traynor	III	53	Director	2021	2023
Andrew Cavanna	I	48	Director	2021	2024
Thomas Scully	I	65	Director	2021	2024
Marilyn Tavenner	I	71	Director	2021	2024
The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in healthcare and matters relating to Medicare and Medicaid. The Compensation, Nominating and Governance Committee (the “Compensation and Nominating Committee”) believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation and Nominating Committee considers a nominee’s differences in gender, ethnicity and tenure. The Compensation and Nominating Committee believes that diversity of backgrounds, viewpoints and personal characteristics is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills, personal characteristics and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. Currently, of the ten directors on our Board, three are women, one of which is racially/ethnically diverse, and one male director is a director with disabilities.
The Compensation and Nominating Committee also will consider a combination of factors for each director, including those nominated by the Company’s stockholders, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business, the and social realities of the environment in which we operate and the regulatory challenges we face, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Director Nomination Agreement (as defined and discussed below), our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the annual meeting of stockholders to be held in 2023 and our Class I directors will serve until the annual meeting of stockholders to be held in 2024. In addition, our Charter provides that as long as the Principal Shareholders (as defined below) beneficially own (directly or indirectly) 40% or more of the voting power of the Company entitled to vote, directors may be removed with or without cause upon the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon. However, once the Principal Shareholders cease to beneficially own in the aggregate (directly or indirectly) 40% or more of the voting power of the Company, our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the voting power of our outstanding shares of stock entitled to vote thereon.
On June 30, 2022, the Board appointed Mr. Carlson as our new independent Chair of the Board. In recommending Mr. Carlson’s appointment, the Compensation and Nominating Committee considered Mr. Carlson’s extensive experience and acquired skills in the healthcare industry, including coordinated, value-based care for frail seniors in government-sponsored programs. The Compensation and Nominating Committee also considered Mr. Carlson’s independence and professional and leadership experience and believed his expertise would be a valuable addition to the Board, especially as the Company continues to navigate remediation efforts as a result of the ongoing audit processes by the Centers for Medicare and Medicaid Services and other regulators in the Company’s centers in the States of California, Colorado and New Mexico, as well as the suspension of the opening of de novo centers in the States of Indiana, Kentucky and Florida..
Board Diversity Matrix
The Board believes the current nominees embody a diverse range of viewpoints, backgrounds and skills, including with respect to gender. In accordance with Nasdaq’s new Board Diversity Rules, the following Board Diversity Matrix provides certain information regarding the composition of our Board as of October 28, 2022. Each of the categories listed in the table has the meaning as it is used in Nasdaq Rule 5605(f).
	Female	Male
Total Number of Directors	10
Part 1: Gender Identity
Directors	3	7
Part 2: Demographic Background
Asian	1	0
White	2	7
Persons with Disabilities	1
Director Nomination Agreement
We are party to a Director Nomination Agreement (the “Director Nomination Agreement”) by and among the Company and Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners

LLP) and Welsh, Carson, Anderson & Stowe XII, L.P., Welsh, Carson Anderson & Stowe XII Delaware, L.P., Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., Welsh, Carson, Anderson & Stowe XII Cayman, L.P., WCAS XII Co-Investors LLC, WCAS Management Corporation and WCAS Co-Invest Holdco, L.P. (collectively, “WCAS” and, together with Ignite Aggregator LP, the “Principal Shareholders”)). The Director Nomination Agreement provides the Principal Shareholders the right to designate (i) all of the nominees for election to the Company’s Board for so long as the Principal Shareholders collectively beneficially own 40% or more of the total number of the Company’s shares of common stock collectively beneficially owned by the Principal Shareholders upon completion of our IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization (the “Original Amount”); (ii) 40% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 40% but at least 30% of the Original Amount; (iii) 30% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 30% but at least 20% of the Original Amount; (iv) 20% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 20% but at least 10% of the Original Amount; and (v) one of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own at least 5% of the Original Amount. In each case, the Principal Shareholders’ nominees must comply with applicable law and stock exchange rules. If the investment vehicle through which the Principal Shareholders hold their investment is dissolved, then each Principal Shareholder will be permitted to nominate (i) up to three directors so long as it owns at least 25% of the Original Amount, (ii) up to two directors so long as it owns at least 15% of the Original Amount and (iii) one director so long as it owns at least 5% of the Original Amount. The Principal Shareholders agree in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated. At any time when the Principal Shareholders have the right to designate at least one nominee for election to our Board, the Principal Shareholders will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Principal Shareholders are entitled to designate the replacement for any of their Board designees whose Board service terminates prior to the end of the director’s term regardless of the Principal Shareholders’ beneficial ownership at such time. The Director Nomination Agreement also provides for certain consent rights for each of the Principal Shareholders so long as such stockholder owns at least 5% of the Original Amount, including for any increase to the size of our Board. Additionally, the Director Nomination Agreement prohibits us from increasing or decreasing the size of our Board without the prior written consent of the Principal Shareholders for so long as either of our Principal Shareholders hold at least 5% of the total outstanding voting power. The Director Nomination Agreement will terminate at such time as the Principal Shareholders own less than 5% of our outstanding common stock.
Stockholder Recommendations for Director Nominees
The Compensation and Nominating Committee will consider stockholder nominations for membership on the Board. For the annual meeting to be held in 2023, nominations may be submitted by email to our Corporate Secretary at legal@myinnovage.com, and such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on September 14, 2023 and not earlier than the close of business on August 15, 2023. Recommendations must also include certain other procedural requirements as specified in our Bylaws.
When filling a vacancy on the Board, the Compensation and Nominating Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
				Calendar Year
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
James Carlson	II	70	Chair of the Board	2022	2022	2025
Caroline Dechert	II	34	Director	2021	2022	2025
Pavithra Mahesh	II	32	Director	2021	2022	2025
Richard Zoretic	II	64	Director	2021	2022	2025
Each nominee was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
Vote Required
Under our Bylaws, a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. In an uncontested election, this means that the four nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Failure to vote by proxy or to vote electronically at the Annual Meeting and votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the Annual Meeting to be Held in 2025.
James G. Carlson, Chair, began serving as Chair and member of our Board in June 2022. Mr. Carlson served as director of Omnicare Inc. (NYSE: OCR) from 2013 through 2015 when the company was acquired by CVS Pharmacy, Inc. Prior to that, he was the Chief Executive Officer, President and Chairman of the Board of Amerigroup Corp., a multi-state managed healthcare company, from September 2007 through December 2012, retiring after Amerigroup merged with WellPoint Inc. (now known as Elevance Health, Inc. (NYSE: ELV). He was Amerigroup’s President and Chief Operating Officer from 2003 to 2007. Prior to that, he was Executive Vice President of UnitedHealth Group, Inc. (NYSE: UNH) and President of its UnitedHealthcare business unit, which served more than ten million members in HMO and PPO plans nationwide. Mr. Carlson’s diverse experience also includes over 17 years with Prudential Financial, Inc. (NYSE: PRU) Mr. Carlson is a member of the board of directors PurFoods LLC, a home meal delivery service, and is co-founder of Guidon Partners. Mr. Carlson attended Morningside University and graduated from Rider University.
We believe Mr. Carlson’s extensive experience in the healthcare industry, particularly his decades of experience in coordinate, value-based care, as well as his knowledge of corporate governance and his prior service in boards of public companies similar to the Company, qualify him to serve as a director of our Board.
Caroline Dechert began serving on our Board in March 2021. Ms. Dechert joined WCAS in 2012 and currently serves as a Principal in the healthcare group. Prior to joining WCAS, Ms. Dechert worked in the Healthcare Investment Banking group at Morgan Stanley. Ms. Dechert serves on the board of directors and is a member of the audit committee of Argos Health Holdings, Inc., a full-service provider of complex claims revenue solutions, and Mahalo Group Holdings LLC, a pharmaceutical solutions provider. Ms. Dechert earned a Bachelor of Arts degree from The University of North Carolina at Chapel Hill and a Master of Business Administration from Harvard Business School.
We believe Ms. Dechert’s experience in finance and the healthcare industry qualifies her to serve as a director of our Board.

Pavithra Mahesh began serving on our Board in March 2021. Ms. Mahesh joined Apax Partners in 2018 and is a Principal on its healthcare team. Prior to joining Apax Partners, Ms. Mahesh was an investment professional at Goldman Sachs, where she focused on buyouts and growth equity investments in healthcare services and information technology. Ms. Mahesh earned a Bachelor’s Degree from Duke University and a Master of Business Administration from Harvard Business School.
We believe Ms. Mahesh’s experience in finance and the healthcare industry qualifies her to serve as a director of our Board.
Richard Zoretic began serving on our Board in March 2021. Prior to his retirement in 2014, Mr. Zoretic served as Executive Vice President of WellPoint, Inc. and President of the company’s Government Business Division, a business encompassing WellPoint, Inc.’s Medicaid, Medicare, CareMore and Federal Employee Program businesses. Prior to joining WellPoint, Inc. Mr. Zoretic served as Chief Operating Officer of Amerigroup Corporation from 2007 to 2012, where he had overall responsibility for company operations including local health plans, medical management programs, provider networks, health care analytics, information technology and customer service operations. Mr. Zoretic currently serves on the board of directors and the audit committee of Molina Healthcare (NYSE: MOH) and Aveanna Healthcare (Nasdaq: AVAH). Mr. Zoretic earned a Bachelor of Science in Finance from Pennsylvania State University.
We believe Mr. Zoretic’s expertise in healthcare operations and finance and experience working with CMS qualifies him to serve as a director of our Board.
Continuing Directors
Class III Directors (terms expiring at the annual meeting to be held in 2023)
Jeb Bush began serving on our Board in March 2021. Mr. Bush served as the governor of Florida from 1999 to 2007. Mr. Bush is on the board of directors of IHS Towers (NYSE: IHS), one of the largest independent owners, operators and developers of shared telecommunications infrastructure and Jackson Acquisition Company (NYSE: RJAC), a special purpose acquisition company. Additionally, Mr. Bush serves on the board of directors of Get Heal, Inc., a privately owned healthcare services company. Mr. Bush earned a Bachelor of Arts from the University of Texas at Austin.
We believe Mr. Bush’s experience with healthcare regulation and reimbursement, as well as his experience in state government, qualifies him to serve as a director of our Board.
Edward Kennedy, Jr. began serving on our Board in March 2021. Mr. Kennedy is a Partner at Epstein Becker Green in the healthcare and life science practice, where he has practiced since 2014. From 2015 to 2019, Mr. Kennedy served as a State Senator in the Connecticut General Assembly, and in 2017, he was elected Chair of the Board of the American Association of People with Disabilities. Mr. Kennedy currently serves on the board of directors of Arvinas, Inc. (Nasdaq: ARVN), a bio-pharmaceutical company. Mr. Kennedy earned a bachelor’s degree from Wesleyan University, a Master’s Degree in Environmental Studies from Yale University, and a Juris Doctor from the University of Connecticut.
We believe Mr. Kennedy’s expertise in legal matters and experience in the healthcare industry qualifies him to serve as a director of our Board.
Sean Traynor began serving on our Board in March 2021. Mr. Traynor joined WCAS in 1999 and currently serves as a General Partner in the healthcare group. Currently, Mr. Traynor serves on the board of directors and as a member of various committees, including the compensation committee, of Amerisafe, Inc. (Nasdaq: AMSF), a holding company that markets and underwrites workers’ compensation insurance through its insurance subsidiaries. Mr. Traynor earned a Bachelor of Science in Accounting at Villanova University and a Master of Business Administration from the Wharton School at University of Pennsylvania.
We believe Mr. Traynor’s experience in finance and the healthcare industry qualifies him to serve as a director of our Board.
Class I Directors (terms expiring at the annual meeting to be held in 2024)
Andrew Cavanna began serving on our Board in March 2021. Mr. Cavanna has served as a Partner at Apax Partners on its healthcare team since 2017. Prior to joining Apax Partners, Mr. Cavanna spent eleven years at Vestar Capital Partners where he was a Managing Director and Co-Head of the Healthcare Sector.

Mr. Cavanna currently serves as chair of the board of directors of Eating Recovery Center, an eating disorder treatment center, and on the board of Kepro, a provider of care coordination and quality assurance services in the United States. Previously, Mr. Cavanna served as a member of the board for Institutional Shareholder Services from May 2014 to July 2017, and for Press Ganey Associates from March 2008 to October 2016, when the company was taken private. Earlier in his career, Mr. Cavanna worked at The Blackstone Group, JPMorgan Partners, and Merrill Lynch. Mr. Cavanna earned a Bachelor’s Degree from Cornell University and a Master of Business Administration from Columbia Business School.
We believe Mr. Cavanna’s experience in finance and the healthcare industry qualifies him to serve as a director of our Board.
Thomas Scully began serving on our Board in March 2021. Mr. Scully joined WCAS in 2004 and currently serves as a General Partner in the healthcare group. Mr. Scully currently serves on the board of directors and compensation committee of Select Medical Corp. (NYSE: SEM) and on the board of directors of CareSource Management Services Holding LLC, EMERUS Holdings and Shields Health Solutions. Among other posts, Mr. Scully served in the White House and Office of Management and Budget as Health Advisor to President George H.W. Bush from 1989 to 1993, and as the Administrator of CMS from 2001 to 2004 under President George W. Bush. Mr. Scully previously served as a member of the board for Universal America Corp. from 2008 until its sale in 2016 and DaVita (NYSE: DVA) from 1997 to 2001, among others. Mr. Scully earned a Bachelor of Arts from the University of Virginia and a Juris Doctor from The Catholic University of America.
We believe Mr. Scully’s expertise in legal and regulatory matters and experience serving on healthcare company boards qualifies him to serve as a director of our Board.
Marilyn Tavenner began serving on our Board in March 2021. Ms. Tavenner served as acting Administrator for the Centers for Medicare & Medicaid Services from 2011 to 2013, and she was Administrator from 2013 to 2015. From 2015 to 2018, Ms. Tavenner was President and Chief Executive Officer of America’s Health Insurance Plans, a national association representing insurers. Ms. Tavenner currently serves on the board of directors and as a member and chair of the quality and safety committee and governance committee, respectively, of Select Medical Holding Corp. (NYSE: SEM), and the board of directors and as a member of the audit committee, compensation committee and corporate and governance committee of Jackson Acquisition Company (NYSE: RJAC), a special purpose acquisition company. Additionally, Ms. Tavenner serves on the board of directors and member of the finance and compensation committee of Blue Cross Blue Shield of Arizona. Ms. Tavenner earned a Bachelor of Science in nursing and a Master’s Degree in Health Administration from Virginia Commonwealth University.
We believe Ms. Tavenner’s expertise in healthcare and experience working with the Centers for Medicare & Medicaid Services qualifies her to serve as a director of our Board.
Controlled Company; Independence Status
Our Principal Shareholders control a majority of our outstanding common stock. As a result, we are a “controlled company” under the listing standards of Nasdaq. Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:
•	we have a Board that is composed of a majority of “independent directors,” as defined under the rules of Nasdaq;
•	we have a compensation committee that is composed entirely of independent directors; and
•
nominees to our Board are to be selected, or recommended for the Board’s selection, either by: (a) independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate; or (b) a nominations committee comprised solely of independent directors.

We currently rely on this exemption. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
The Board has affirmatively determined that none of the following directors (nor any of his or her family members) has a relationship with the Company which, in its opinion, would interfere with her or his exercise of independent judgment in carrying out the responsibilities of a director of the Company, and therefore, each of the following directors qualifies as an independent director in accordance with Nasdaq’s listing standards: Mr. Bush, Mr. Carlson, Mr. Kennedy, Ms. Tavenner and Mr. Zoretic. In addition, the Board has determined that each of Mr. Bush, Ms. Tavenner and Mr. Zoretic meets the heightened independence requirements for audit committee membership as set forth in Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. In making these determinations, the Board considered the relationships (if any) that each director (and any of his or her family members) has with the Company and such other facts and circumstances that the Board deemed relevant in making a determination of independence, including beneficial ownership of our common stock.
Board Meetings and Committees
Our Board has an Audit Committee, a Compensation and Nominating Committee, and a Quality and Compliance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
For the fiscal year ended June 30, 2022, the Board held nine meetings, the Audit Committee held nine meetings, the Compensation and Nominating Committee held five meetings and the Quality and Compliance Committee held seven meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. For the annual meeting held on March 17, 2022, all directors then in office attended such meeting and during the fiscal year 2022 each director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.
Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://investor.innovage.com. Our website is not part of the Notice and proxy statement.
The table below sets forth the composition of our Board committees as of October 28, 2022:
Board Member	Audit Committee	Compensation, Nominating and Governance Committee	Quality and Compliance Committee
James G. Carlson, Chair		X
Andrew Cavanna		X (Chair)	X
Jeb Bush	X
Caroline Dechert
Ted Kennedy, Jr.		X
Pavithra Mahesh
Thomas Scully		X	X
Marilyn Tavenner	X		X (Chair)
Sean Traynor
Richard Zoretic	X (Chair)
Audit Committee
Our Audit Committee is composed of Mr. Zoretic, Mr. Bush and Ms. Tavenner, with Mr. Zoretic serving as Chair of the committee. Our Board has determined that each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.
In addition, our Board has determined that Mr. Zoretic is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on Mr. Zoretic any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.

The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.
discussing the scope and results of the audits with our independent registered public accounting firm and reviewing, with management and that accounting firm, our interim and year-end operating results;

4.	reviewing our policies on risk assessment and risk management;
5.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

6.	reviewing the adequacy of our internal control over financial reporting;
7.	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
8.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

9.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
10.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
11.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
12.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.
Compensation, Nominating and Governance Committee
Our Compensation and Nominating Committee is composed of Mr. Cavanna, Mr. Carlson, Mr. Kennedy, Jr. and Mr. Scully, with Mr. Cavanna serving as Chair of the committee.
The Compensation and Nominating Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
2.	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
3.	reviewing and approving the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating committee;
5.	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating committee;
6.	annually reviewing and reassessing the adequacy of the committee charter;
7.	reviewing and establishing our overall management compensation, philosophy and policy;
8.	overseeing and administering our compensation and similar plans;
9.	reviewing and making recommendations to our Board with respect to director compensation;

10.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
11.	developing and recommending to our Board criteria for board and committee membership;
12.
subject to the rights of the Principal Shareholders under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

13.	developing and recommending to our Board best practices and corporate governance policies;
14.	developing and recommending to our Board a set of corporate governance guidelines; and
15.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Quality and Compliance Committee
Our Quality and Compliance Committee is composed of Ms. Tavenner, Mr. Cavanna and Mr. Scully, with Ms. Tavenner serving as Chair of the committee. The Quality and Compliance Committee is responsible for, among other matters:
1.	identifying, reviewing and analyzing laws and regulations applicable to us;
2.	recommending to the Board, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;
3.	reviewing significant compliance risk areas identified by management;
4.	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;
5.	monitoring compliance with, investigating alleged breaches of and enforcing our non-financial compliance programs; and
6.	reviewing our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Shareholders that currently make up our Board, our Board committee composition and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its stockholders.
Independence
Our Board has an effective mix of independent directors and non-independent directors. Our Board includes five representatives from our Principal Shareholders, and five independent directors, including our current Chair, Mr. Carlson.
Separate Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the IPO, the roles of Chair and Chief Executive Officer have been separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chair, streamlines decision-making, and enhances accountability.
Our President and Chief Executive Officer, Mr. Patrick Blair, has not been appointed as a member of the Board. The Board believes that, at this time, not having the Chief Executive Officer be a member of the Board and separating the roles of Chair and Chief Executive Officer is the most effective leadership structure because it allows Mr. Blair to focus on the management of the Company, day-to-day operations and engaging with external stakeholders, specifically addressing the issues that have arisen from the audits by the Centers for Medicare and Medicaid Services and other regulators in the States of California, Colorado, and New Mexico, as well as the suspension of the opening of de novo centers in the States of Indiana, Kentucky and Florida.
Our Chair, Mr. Carlson, an independent member of the Board, focuses his attention on the broad strategic issues considered by the Board leveraging his strong public company background to provide strategic guidance and effective oversight of management, engaging with the Chief Executive Officer between Board meetings and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives. Mr. Carlson has valuable experience on the issues, challenges, and opportunities we face, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.
Self-Evaluation
Our Compensation and Nominating Committee is preparing to conduct an annual performance evaluation to determine whether the Board, its committees, and management are functioning effectively. This evaluation includes survey materials soliciting feedback on a range of issues, including the Board and committee structure and composition, meeting process and dynamics, execution of key responsibilities, interaction with advisors and other parties, such as auditors, and information and resources. The evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board will evaluate whether the current leadership structure continues to be appropriate for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession
The Compensation and Nominating Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation and Nominating Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation and Nominating Committee deems relevant.
The entire Board works with the Compensation and Nominating Committee to evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer and other officers make available their recommendations and evaluations of potential successors, along with a review of any development plans and recommendations for such individuals. In 2021, the Compensation and Nominating Committee launched a search for potential successors to the Chief Executive Officer position and identified, assessed and recruited Mr. Blair for the position of President and as a potential successor to the Chief Executive Officer position. Following Ms. Hewitt’s resignation in January 2022, Mr. Blair was elevated to the position of President and Chief Executive Officer. As he becomes more seasoned in his role as Chief Executive Officer and more familiar with the company’s operations and needs, Mr. Blair continues to strengthen the Company’s management team and is expected to provide recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals to the Board.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Compensation and Nominating Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation and Nominating Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Compensation and Nominating Committee also oversees our major corporate governance risks. Our Quality and Compliance Committee oversees compliance with regulatory requirements and the Company’s strategies and progress with respect to ongoing and potential audits as well as remediation efforts. Management provides our Quality and Compliance and Audit Committees periodic reports on our compliance programs.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks and strategic planning. At this time, the Board believes that having an independent Chair separate from the Chief Executive Officer position, enhances the Board’s independent oversight of management and the Company’s strategic planning and risk mitigation measures at a critical time for the Company’s operations. Additionally, the Chair of the Board ensures that there is sufficient time on the Board agenda for risk management. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. Our Board has also focused on the Company’s response and legal strategy relating to the various legal actions and proceedings the Company currently faces.
Our Board has been closely monitoring the development, response, results and strategies relating to our current audits in the States of California, Colorado and New Mexico, working closely with the Quality and Compliance Committee in overseeing and devising strategy with respect to management’s remediation efforts to address the results of the audits in these States. The Board also monitors management’s engagement with the appropriate authorities to make the necessary changes to increase care coordination and care documentation among our centers, and management’s work to enhance our practices and implement measures adopted in our centers under audit throughout all our centers, not only to satisfy federal and state government agencies’ concerns, but most importantly to enhance the quality of care provided. Some of these remediation efforts include filling critical personnel gaps, standardizing the process of our Interdisciplinary Care Teams, strengthening our home care network and reliability, improving timeliness of scheduling and coordinating care with providers outside the centers, improving our telephonic channel response times, improving the efficiency and reliability of transportation for our participants, among others. In addition, our Board has been closely overseeing actions taken by the States of Kentucky and Indiana to suspend our ability to open de novo centers in those states, and our commitments to regulatory agencies in the State of Florida to proactively pause planned de novo centers in that state.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, privacy risks, and financial, tax and audit related risks.

Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://investor.innovage.com. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website or in public filings.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation and Nominating Committee.
Communications by Stockholders with the Board
Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
InnovAge Holding Corp.
8950 E. Lowry Boulevard
Denver, CO 80230
Telephone: (844) 803-8745
Attention: Board of Directors
c/o Corporate Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of October 28, 2022:
Name	Age	Position
Patrick Blair	51	President and Chief Executive Officer
Barbara Gutierrez	60	Chief Financial Officer
Maria Lozzano	43	Corporate Chief Operating Officer
Richard Feifer	55	Chief Medical Officer
Nicole D’Amato	43	Chief Legal Officer & Corporate Secretary
Patrick Blair has served as our President since December 1, 2021 and as our Chief Executive Officer since January 1, 2022. Prior to joining InnovAge, Mr. Blair worked at BAYADA Home Health Care Inc. as the Group President responsible for the overall quality and financial performance of the Home Health, Hospice and Personal Care businesses since August 2020. Prior to BAYADA Home Health Care Inc., Mr. Blair was the Senior Vice President for Commercial Business Segments at Anthem, Inc. (NYSE: ANTM), one of the nation’s largest and most diversified health benefit providers. There, he led the Individual, Small Group and Large Group business segments where he was responsible for driving profitable growth. During his tenure at Anthem, Inc., he also served as Chief Marketing Officer. Mr. Blair was with Anthem, Inc. from December 2012 to July 2020. Prior to that, Mr. Blair was with Amerigroup Corporation from 2004 to December 2012 and served in a number of leadership roles, including Chief Marketing and Business Development Officer and Chief Executive Officer of Specialty Products. Mr. Blair began his career at Ernst & Young LLP and Deloitte Consulting, serving the nation’s leading provider and payer healthcare organizations. Mr. Blair earned a Bachelor’s degree in Economics from Indiana University Bloomington, a Master’s of Health Care Administration and Management from Indiana University-Purdue University Indianapolis and a Master’s of Business Administration from Henley Business School.
Barbara Gutierrez has served as our Chief Financial Officer since 2017. Prior to joining InnovAge, Ms. Gutierrez was the Chief Financial Officer and Chief People Services Officer for Hero DVO, LLC, a healthcare practice management company. Previously, she held leadership roles at Strad Energy Services Ltd., including Senior Vice President of Corporate Services and Senior Vice President of Finance and Administration. Ms. Gutierrez has prior experience as Chief Financial Officer for the Jones Knowledge Group and for PhyCor of Denver. Ms. Gutierrez earned a Bachelor of Science in Accounting from the University of Denver, and she is a Certified Public Accountant.
Maria Lozzano has served as our Corporate Chief Operating Officer since 2020, previously serving as the Chief Operating Officer of our Western Region since 2018. Prior to her position at InnovAge, Ms. Lozzano was the Chief Operating Officer at VNA California from 2016 to 2018, a home health, palliative and hospice healthcare provider. Ms. Lozzano was also the Chief Operating Officer of a private medical retreat center from 2011 to 2016. From 2007 to 2016, Ms. Lozzano served as Vice President of Operations at Premier Infusion Care, a home healthcare service provider. Ms. Lozzano earned a Bachelor of Science in Business Management from Western Governors University.
Richard Feifer has served as our Chief Medical Officer since August 2022. He also founded RAF Healthcare Solutions LLC in April 2022 where he currently provides occasional advisory services to the healthcare industry. Prior to that, Dr. Feifer held various positions at Genesis HealthCare, a holding company with subsidiaries that provide services to skilled nursing and assisted/senior living facilities, including as Executive Vice President from May 2020 to April 2022, President of Genesis Physician Services & CMO of Genesis HealthCare from January 2019 to April 2022, and CMO of Genesis Physician Services and Genesis LTC ACO from April 2016 to January 2019. Prior to that, he served as CMO of National Accounts, Aetna, from November 2010 to April 2016. Dr. Feifer also currently serves on the board of directors of Accreditation Commission for Health Care, a non-profit healthcare accrediting organization. Dr. Feifer earned a bachelor’s degree from Brown University, a Masters in Public Health from Columbia University and a Doctor of Medicine degree from University of Pennsylvania.
Nicole D’Amato has served as our Chief Legal Officer & Corporate Secretary since July 2021. Prior to joining InnovAge and since 2015, Ms. D’Amato was Senior Vice President at MacAndrews & Forbes, an operating company which owned the majority shares of Revlon Inc. (NYSE: REV), was the largest stockholder of Scientific Games (Nasdaq: SGMS), and owned other private companies such as Merisant Company. Prior to that, Ms. D’Amato worked as a Director & Senior Counsel at DIAGEO North America, Inc., the world’s leading alcohol beverage business, from 2011 to 2015, and as Global Head of Intellectual Property & Assistant Corporate Secretary at Samsonite, LLC, from 2010 to 2011, where she participated in the company’s initial public offering on the Hong Kong Stock Exchange. Ms. D’Amato started her legal career at Ropes & Gray LLP where she practiced as an intellectual property and corporate transactional attorney. Ms. D’Amato earned her Bachelor of Arts, cum laude, at Cornell University, in Ithaca, New York, and a Doctor of Jurisprudence from Vanderbilt University Law School in Nashville, Tennessee.

EXECUTIVE AND DIRECTOR COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We are currently considered an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year.
Overview
This section discusses the material components of the executive compensation program for our Chief Executive Officer, our former Chief Executive Officer, and our two most highly compensated officers other than our Chief Executive Officer and former Chief Executive Officer (collectively, our “Named Executive Officers”) for the fiscal year ended June 30, 2022. For the fiscal year ended June 30, 2022, our Named Executive Officers and their positions were as follows:
•	Patrick Blair, President and Chief Executive Officer;
•	Barbara Gutierrez, Chief Financial Officer;
•	Nicole D’Amato, Chief Legal Officer and Corporate Secretary; and
•	Maureen Hewitt, former Chief Executive Officer.
Ms. Hewitt resigned from her position as Chief Executive Officer and director of the Company effective January 1, 2022. Upon Ms. Hewitt’s resignation, Mr. Blair was appointed Chief Executive Officer of the Company, effective January 1, 2022. Mr. Blair had held the position of President since December 1, 2021.
Historically, the compensation of our Named Executive Officers has consisted of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards and other benefits, as described below. As described below, Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their employment agreements.
Compensation Processes and Procedures
The Compensation, Nominating and Governance Committee determines and approves the compensation of our Named Executive Officers, except for our Chief Executive Officer, whose compensation is recommended to the Board by the Committee. During fiscal year 2022, the Compensation, Nominating and Governance Committee evaluated our executive compensation programs, including competitive pay benchmarking, overall compensation and benefits programs and policies, and stayed abreast of broader market practices and trends.
Annually, the Compensation, Nominating and Governance Committee evaluates the performance of our Chief Executive Officer based on the corporate goals and objectives relevant to his compensation that the Board establishes at the start of the respective fiscal year, and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. It is our policy that our Chief Executive Officer does not actively participate in his own performance evaluation undertaken by the Compensation, Nominating and Governance Committee and the Board and does not recommend his own compensation. The Compensation, Nominating and Governance Committee annually reviews and evaluates the overall compensation philosophy in determining the compensation of all other Named Executive Officer compensation. The Named Executive Officers do not play any role in decisions affecting their compensation, except for discussing their annual, individual performance goals with our Chief Executive Officer.
Compensation Risk Assessment
In reviewing our compensation programs, the Compensation, Nominating and Governance Committee considers whether the programs encourage unnecessary or excessive risk taking. During fiscal year 2022, the

Compensation, Nominating and Governance Committee performed a risk assessment of the Company’s compensation programs, which included a review of the design and features of the programs and also took into consideration compensation philosophy, performance management and program governance. After reviewing and discussing the results of the risk assessment, the Compensation, Nominating and Governance Committee does not believe that the Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.
Summary Compensation Table
The following table summarizes the compensation paid to, awarded to, or earned by the Named Executive Officers for our last two most recently completed fiscal years.
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards ($)(3)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Patrick Blair, President and Chief Executive Officer(8)	2022	437,500	1,037,500	2,910,745	3,281,629	—	—	6,100	7,673,474
Barbara Gutierrez, Chief Financial Officer	2022	419,488	174,000	—	—	—	—	31,960	625,448
	2021	393,273	140,922	—	1,469,749	111,061	25,562	7,542,995	9,683,562
Nicole D’Amato, Chief Legal Officer and Corporate Secretary(8)	2022	410,208	264,875	913,047	—	—	—	8,865	1,596,995
Maureen Hewitt, Former Chief Executive Officer(9)	2022	575,797	—	—	—	—	—	2,729,510	3,305,307
	2021	817,527	675,428	—	3,674,372	445,577	114,120	35,162,515	40,889,539
(1)
Amounts in this column reflect (i) the actual base salaries paid to our Named Executive Officers for fiscal years 2022 and 2021, respectively ($437,500 for Mr. Blair for 2022, $396,041 and $364,814 for Ms. Gutierrez, $410,208 for Ms. D’Amato for 2022 and $380,590 and $731,814 for Ms. Hewitt), and (ii) the amounts paid to our Named Executive Officers in fiscal years 2022 and 2021 in lieu of accrued paid time off not taken ($23,447 and $28,459 for Ms. Gutierrez, and $195,207 and $85,713 for Ms. Hewitt). Ms. D’Amato’s base salary increased from $400,000 to $435,000 effective as of March 16, 2022. Ms. Gutierrez’s base salary increased from $370,205 to $381,306 effective as of August 1, 2021 and from $381,306 to $435,000 effective as of March 16, 2022.

(2)
Amounts in this column reflect (i) bonuses awarded to our Named Executive Officers in connection with dividends paid by the Company in respect of its common stock for fiscal year 2021 ($140,922 for Ms. Gutierrez), (ii) sign on bonuses in fiscal year 2022 ($600,000 for Mr. Blair and $80,000 for Nicole D’Amato), (iii) discretionary bonuses awarded to Mr. Blair ($437,500), Ms. Gutierrez ($174,000) and Ms. D’Amato ($184,875) in fiscal year 2022, and (iv) in fiscal year 2021 for Ms. Hewitt only, in connection with Ignite Aggregator LP’s investment in the Company (the “Apax Transaction”), a transaction bonus of $675,428.

(3)
For fiscal year 2022, the amounts shown represent the aggregate grant date fair value of restricted stock units granted to our Named Executive Officers, each calculated in accordance with FASB ASC Topic 718, See Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022 for a discussion of the assumptions made in the valuation of these awards. The performance-based portion of the restricted stock units was valued based on the probable outcome of the applicable performance conditions. The value of the restricted stock units on the grant date, assuming the maximum level of performance is achieved, would be $1,341,521 for Mr. Blair.

(4)
For fiscal year 2022, the amounts in this column represent the full grant date fair value of stock options awarded to our Named Executive Officers, computed in accordance with FASB ASC Topic 718. For further discussion of the assumptions made in valuation, see also Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022. The performance-based portion of the stock options was valued based on the probable outcome of the applicable performance conditions. The value of the stock options on the grant date, assuming the maximum level of performance is achieved, would be $2,388,783 for Mr. Blair. For fiscal year 2021, the amounts in this column represent the aggregate grant-date fair value of Class B Units (“Profits Interests”) of TCO Group Holdings, L.P., the investment vehicle through which the Principal Shareholders hold their investment, granted to Ms. Hewitt and Ms. Gutierrez, computed in accordance with FASB ASC Topic 718.

(5)	Amounts in this column reflect annual bonuses paid in July 2021 in respect of fiscal year 2021 performance.
(6)
Amounts in this column reflect above-market returns earned on our Named Executive Officers’ account balances under the Deferred Compensation Plan (as defined and described below) during fiscal year 2021, which account balances are deemed invested in various funds, all of which have varying rates of return. For each Named Executive Officer, the amount above reflect the excess of (i) such Named Executive Officer’s actual account earnings ($27,998 for Ms. Gutierrez and $122,487 for Ms. Hewitt for fiscal year 2021) for fiscal year 2021, over (ii) the amount that would have been earned on the Named Executive Officer’s account balance at 120% of the applicable federal long-term rate as of July 1, 2020, with monthly compounding (i.e., 1.40% with respect to 2020) ($8,367 for Ms. Hewitt and $2,436 for Ms. Gutierrez for 2021).

(7)	Amounts in this column are presented in the table below:
Name and Principal Position	Fiscal Year	401(k) Contributions(a) ($)	Deferred Compensation Plan Contributions(b) ($)	Long- Term Care Insurance(c) ($)	Severance(d) ($)	Total ($)
Patrick Blair, President and Chief Executive Officer(8)	2022	6,100	—	—	—	6,100
Barbara Gutierrez, Chief Financial Officer	2022	6,108	25,277	575	—	31,960
Nicole D’Amato, Chief Legal Officer and Corporate Secretary(8)	2022	8,865	—	—	—	8,865
Maureen Hewitt, Former Chief Executive Officer(9)	2022	2,800	22,278	1,620	2,702,812	2,729,510
(a)	Amounts in this column reflect the amount of Company contributions made in respect of fiscal year 2022 to each Named Executive Officer’s account under our 401(k) plan.
(b)	Amounts in this column reflect the amount of Company contributions made in respect of fiscal year 2022 to each Named Executive Officer’s account under our Deferred Contribution Plan.
(c)	Amounts in this column reflect the amount the Company paid to provide long-term care insurance to the Named Executive Officer.
(d)
Amounts in this column represent severance payments made or accrued pursuant to Ms. Hewitt’s Separation Letter, as described below under “Potential Payments upon a Change in Control--Separation Letter with Ms. Hewitt”. The value in this column reflects Ms. Hewitt’s total severance entitlements pursuant to her Separation Letter, a portion of which is to be paid in installments during the 24-month period following her separation. In fiscal year 2022, Ms. Hewitt received $694,951 of this total.

(8)	Mr. Blair and Ms. D’Amato were not Named Executive Officers in fiscal year 2021.
(9)	Ms. Hewitt resigned from her positions as Chief Executive Officer and director of the Company effective January 1, 2022.
Narrative Disclosure to Summary Compensation Table
Base Salary
Each employment agreement with our Named Executive Officers for fiscal year 2022 provided for the payment of an annualized base salary. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting each Named Executive Officer’s skill set, experience, role, responsibilities and contributions. As of the end of fiscal year 2022, annualized base salary amounts for our Named Executive Officers were as follows: $750,000 for Mr. Blair, $435,000 for Ms. Gutierrez (effective as of March 16, 2022) and $435,000 for Ms. D’Amato (effective as of March 16, 2022).
Annual Bonuses
Annual bonuses for fiscal year 2022 were paid to Mr. Blair, Ms. Gutierrez and Ms. D’Amato on a discretionary basis. The Compensation Committee determined, and with respect to Mr. Blair recommended to the Board, and the Board determined, the amount of such discretionary bonuses based on an assessment of each individual’s contributions to the Company and its operations during fiscal year 2022, as well as the importance of retaining these key members of the executive team. The fiscal year 2022 discretionary bonus payouts were $437,500 for Mr. Blair, $174,000 for Ms. Gutierrez, and $184,875 for Ms. D’Amato.
Equity Compensation
We maintain the InnovAge Holding Corp. 2021 Omnibus Incentive Plan (the “Plan”) to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of stock-based and cash-based incentives to eligible service providers to encourage such eligible service providers to expend maximum effort in the creation of stockholder value. In fiscal year 2022, we granted options and restricted stock units to certain of our Named Executive Officers that are subject to time-based and/or performance-based vesting requirements as set forth in the applicable award agreements.

Other Benefits
We currently provide broad-based welfare benefits that are available to all of our employees, including our Named Executive Officers, and include health, dental, life, vision and short- and long-term disability insurance. We also offer long-term care insurance to certain of our employees, and Ms. Gutierrez and Ms. Hewitt (prior to her separation) receive this benefit.
In addition, we maintain, and the Named Executive Officers participate in, a 401(k) plan, which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis, and we match up to 2% of the employee’s eligible earnings. Employees’ pre-tax contributions and our matching contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions.
We also maintain the InnovAge Deferred Compensation Plan (the “Deferred Compensation Plan”), which is a nonqualified deferred compensation plan subject to Section 409A of the Code. Pursuant to the Deferred Compensation Plan, an eligible employee may elect to defer up to 100% of his or her base salary and annual bonus award. All participant deferrals of compensation are 100% vested at all times, and plan assets are distributed upon the participant’s separation from service, either in a lump sum or over a five-year period, as elected by the participant in a manner compliant with Section 409A of the Code. The Deferred Compensation Plan provides for a discretionary employer match up to a maximum of 5% of the participant’s base salary.
Outstanding Equity Awards at Fiscal Year End
The following reflects information regarding outstanding equity-based awards held by the Named Executive Officers as of June 30, 2022.
	Option Awards(1)			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)
Patrick Blair	12/01/2021(2)	—	1,330,798	7.89	11/9/2031	—	—	—	—
	12/01/2021(3)	—	—	—	—	184,833	809,569	—	—
	12/01/2021	—	—	—	—	—	—	258,767(4)	1,133,399
Barbara Gutierrez	9/22/2020(5)(6)	198,615	1,390,303	N/A	N/A	—	—	—	—
Nicole D’Amato	7/2/2021(7)	—	—	N/A	N/A	24,880	108,974	—	—
	2/4/2022(8)	—	—	N/A	N/A	33,250	145,635	—	—
	3/16/2022(9)	—	—	N/A	N/A	38,786	169,883	—	—
Maureen Hewitt	9/22/2020(10)(6)	496,537	—	N/A	N/A	—	—	—	—
(1)	Amounts reported are based on the fair market value of our common stock on the last day of the fiscal year ended June 30, 2022 ($4.38).
(2)
Represents an award of 1,330,798 stock options that vest as follows: (i) 41 2∕3% of the stock options subject to the award are subject to the following vesting conditions: (A) 25% will vest on the first anniversary of December 1, 2021, and (B) an additional 6.25% will vest at the end of each three-month period thereafter, such that the time-vesting portion of the award is fully vested on the fourth anniversary of December 1, 2021; (ii) 41 2∕3% of the stock options subject to the award will vest on the first date as of which the volume-weighted average price of a share of stock over the 90-consecutive trading day period ending on such date equals or exceeds $15 per share; and (iii) 16 2∕3% of the stock options subject to the award will vest on the first date as of which the volume-weighted average price of a share of stock over the 90-day consecutive trading period ending on such date equals or exceeds $21 per share.

(3)
Represents restricted stock units granted on December 1, 2021 that vest (i) 25% on the first anniversary of December 1, 2021; and (ii) an additional 6.25% will vest at the end of each three-month period thereafter, such that the award is fully vested on the fourth anniversary of December 1, 2021.

(4)
Represents restricted stock units granted on December 1, 2021 that vest as follows: (i) 184,833 of the restricted stock units will vest on the first date as of which the volume-weighted average price of a share of stock over the 90-day consecutive trading day period ending on such date equals or exceeds $15 per share; and (ii) 73,933 of the restricted stock units will vest on the first date as of which the volume-weighted average price of share of stock over the 90-day consecutive trading day period ending on such date equals or exceeds $21 per share.

(5)
Represents an award of Profits Interests that vest 50% based on time-vesting requirements and 50% based on performance-vesting requirements. The time-vesting Profits Interests vest 25% on each of the first four anniversaries of July 27, 2020. The performance-vesting Profits Interests vest upon the consummation of a change of control, subject to satisfying certain performance hurdles.

(6)
For more information on these Profits Interests, see “—Profits Interests” below. The Profits Interests are not traditional options, and therefore, there is no exercise price, but rather the Profits Interests participate in distributions attributable to the appreciation in the fair market value of the Company after their respective dates of grant. The Profits Interests have no expiration date. Awards reflected as “Unexercisable” are Profits Interests that have not yet vested. Awards reflected as “Exercisable” are Profits Interests that have vested, but remain outstanding.

(7)
Represents restricted stock units granted on July 2, 2021, 50% of which vests in equal installments on each of the first three anniversaries of July 2, 2021, and 50% of which vests in full on the second anniversary of July 2, 2021.

(8)
Represents restricted stock units granted on February 4, 2022, 50% of which vests in equal installments on each of the first three anniversaries of July 2, 2021, and 50% of which vests in equal installments on each of the first two anniversaries of July 2, 2021.

(9)
Represents restricted stock units granted on March 16, 2022, 50% of which vests in equal installments on each of the first three anniversaries of July 2, 2021, and 50% of which vests in equal installments on each of the first two anniversaries of July 2, 2021.

(10)	Upon Ms. Hewitt’s resignation, Profits Interests held by Ms. Hewitt that were not vested as of January 1, 2022 are no longer outstanding.
Profits Interests
During fiscal year 2021, following the consummation of the Apax Transaction, the Named Executive Officers received awards of Profits Interests of our parent at the time, TCO Group Holdings, L.P., pursuant to the 2020 Equity Incentive Plan, which are intended to be treated as “profits interests” for U.S. federal income tax purposes.
The 2020 Equity Incentive Plan is administered by the Board of TCO Group Holdings, L.P. (the “Administrator”), The Administrator has the authority to administer and interpret the 2020 Equity Incentive Plan, to determine individuals eligible for any grant of the Profits Interests, to determine, alter, amend, modify or waive the terms and conditions of any award of Profits Interests and to prescribe the purchase price or Hurdle Amount (as defined in the 2020 Equity Incentive Plan) applicable to any award of Profits Interests.
Potential Payments upon Termination or Change in Control
Severance Benefits
We are or were, as applicable, party to employment agreements with all of our Named Executive Officers, which provide or provided for at-will employment, subject to the severance entitlements described below, and set forth each Named Executive Officer’s initial annual base salary and target annual bonus opportunity (with the rate of each for fiscal year 2022 set forth above), among other terms and conditions.
The employment agreements provide that, upon termination of a Named Executive Officer’s employment by us for any reason other than for “cause,” or by the Named Executive Officer for “good reason,” each as defined therein and summarized below, subject to the Named Executive Officer’s execution, delivery and non-revocation of a general release of all claims in favor of the Company, the Named Executive Officer is entitled to severance.
For Mr. Blair, severance consists of (i) a pro-rata portion of his annual bonus, based on actual performance, (ii) 24 months of base salary continuation, (iii) two times the amount of his target annual bonus for the year in which termination occurs, paid in substantially equal installments over the 24-month period following termination, and (iv) continued payment of premiums required to be paid for his continued participation in the Company’s health care benefit plan for a period of 18 months following termination unless Mr. Blair becomes employed by another company and eligible for coverage under such company’s health care plans.
For Ms. Gutierrez, severance consists of (i) 12 months of continued base salary payments, (ii) an amount equal to 1.0 times her annual bonus for the last completed fiscal year, payable in equal installments over the 12-month post-termination period, and (iii) continued healthcare coverage under the Company’s plan, at the Company’s cost, for up to 12 months post-termination (terminable earlier if Ms. Gutierrez becomes employed by another company).

For Ms. D’Amato, severance consists of (i) 12 months of continued base salary payments, (ii) an amount equal to her target bonus, and (iii) continued payment of premiums required to be paid for her continued participation in the Company’s health care benefit plan for a period of 12 months following termination unless Ms. D’Amato becomes employed by another company and eligible for coverage under such company’s health care plans.
For Ms. Hewitt, severance consisted of (i) 24 months of continued base salary payments, (ii) an amount equal to 1.5 times her target annual bonus, payable in equal installments over the 24-month post-termination period, (iii) a pro-rata annual bonus for the year of termination, based on actual performance through the termination date and payable at the time that annual bonuses for the applicable fiscal year are paid generally, and (iv) continued healthcare coverage under the Company’s plan, at the Company’s cost, for 24 months post-termination.
Under the employment agreements, “cause” generally means any of the Named Executive Officer’s: (i) failure to perform his or her duties and responsibilities to the Company or any of its affiliates that are consistent with the Named Executive Officer’s title and authorities; (ii) material breach of any of the provisions of the employment agreement or any other written agreement between the Named Executive Officer and the Company or any of its affiliates, resulting in material harm to the Company or any of its affiliates; (iii) material breach of any fiduciary duty that the Named Executive Officer has to the Company or any of its affiliates; (iv) gross negligence, intentional misconduct or unethical or improper behavior resulting in material harm to the business, interests or reputation of the Company or any of its affiliates; (v) commission of a felony or other crime involving moral turpitude; or (vi) commission of conduct involving fraud, embezzlement, sexual harassment, material misappropriation of property or other substantial misconduct with respect to the Company or any of its affiliates. In addition, Mr. Blair’s and Ms. D’Amato’s “cause” definitions include Mr. Blair’s or Ms. D’Amato’s, as applicable, (A) intentional or willful failure to comply with applicable PACE, Medicare or Medicaid rules or regulations and (B) failure to comply with the Company’s Code of Conduct or Corporate Compliance Program.
Under Mr. Blair’s employment agreement, “good reason” generally means the occurrence of any of the following without his written consent: (i) a material reduction in his base salary (unless such reduction affects all similarly situated employees of the Company on a proportionate basis); (ii) a requirement that he relocate to a location more than 50 miles from the location where he is then providing services (provided, that, a relocation shall not include: (A) Mr. Blair’s travel for business in the course of performing his duties for the Company or any of its affiliates, (B) Mr. Blair working remotely or (C) the Company or any of its affiliates requiring Mr. Blair to report to the office within Mr. Blair’s principal place of employment (instead of working remotely)); (iii) a material diminution in the nature or scope of Mr. Blair’s duties, authority and/or responsibilities; or (iv) a material breach by the Company of (A) any of the terms of the employment agreement or (B) any other material written agreement between the Company and Mr. Blair.
Under Ms. Gutierrez’s employment agreement, “good reason” generally means the occurrence of any of the following without her written consent: (i) a material diminution in the nature or scope of Ms. Gutierrez’s duties, authority and/or responsibilities; (ii) a requirement that Ms. Gutierrez relocate to a location more than 50 miles from the location where Ms. Gutierrez is then providing services; (iii) a reduction in Ms. Gutierrez’s base salary; or (iv) a material breach of the terms of the employment agreement or any other written agreement between the Company and Ms. Gutierrez.
Under Ms. D’Amato’s employment agreement, “good reason” generally means the occurrence of any of the following without her written consent: (i) a material reduction in her base salary (unless such reduction affects all similarly situated employees of the Company on a proportionate basis); (ii) a requirement that she relocate to a location more than 50 miles from the location where she is then providing services (provided, that, a relocation shall not include: (A) Ms. D’Amato’s reasonable and necessary travel for business in the course of performing her duties for the Company or any of its affiliates, or (B) Ms. D’Amato working remotely (provided that she otherwise remains available during business hours and fulfills all of her duties and obligations); (iii) a material diminution in the nature or scope of Ms. D’Amato’s duties, authority and/or responsibilities; or (iv) a material breach by the Company of (A) any of the terms of the employment agreement or (B) any other material written agreement between the Company and Ms. D’Amato.

Under Ms. Hewitt’s employment agreement, “good reason” generally meant the occurrence of any of the following without her written consent: (i) a change in Ms. Hewitt’s title; (ii) a material diminution in the nature or scope of Ms. Hewitt’s duties, authority and/or responsibilities, or Ms. Hewitt no longer reporting directly to the Board of Directors of the Company; (iii) a requirement that Ms. Hewitt relocate to a location more than 50 miles from the location where Ms. Hewitt is then providing services; (iv) a reduction in Ms. Hewitt’s base salary or bonus opportunity; (v) the removal of Ms. Hewitt from the Board of Directors of the Company; or (vi) a material breach of any of the terms of the employment agreement or any other written agreement between the Company and Ms. Hewitt.
Each Named Executive Officer is subject to non-competition, non-interference, non-solicitation and non-hire covenants during employment and for 24 months (in the case of Mr. Blair and Ms. Hewitt) or 12 months (in the case of Ms. Gutierrez and Ms. D’Amato) thereafter, as well as perpetual confidentiality and assignment of inventions covenants (provided that, with respect to Ms. D’Amato, such restrictive covenants will not restrict her practice of law after termination).
Profits Interests
The time-vesting Profits Interests are subject to (A) pro-rata vesting upon a termination without Cause, due to death or Disability or for Good Reason (in each case, as defined in the 2020 Equity Incentive Plan) that occurs prior to the one-year anniversary of the vesting commencement date, and (B) 100% acceleration upon a Change of Control (as defined in the 2020 Equity Incentive Plan), and the performance-vesting Profits Interests remain eligible to vest for 120 days following a termination without Cause, due to death or Disability or for Good Reason that precedes the execution of a definitive agreement that ultimately results in a Change of Control.
Stock Options and Restricted Stock Units
Pursuant to Mr. Blair’s award agreements, the time-vesting stock options and restricted stock units are subject to 100% acceleration upon a Change of Control (as defined in the Plan), provided Mr. Blair has not experienced a termination prior to the Change in Control.
Separation Letter with Ms. Hewitt
In connection with Ms. Hewitt’s resignation in January 2022, Ms. Hewitt and the Company entered into a Separation Letter Agreement (the “Separation Letter”), dated as of January 1, 2022, which confirmed the terms of Ms. Hewitt’s separation and the amounts due by us under her employment agreement as described above. Pursuant to the Separation Letter, we were obligated to pay any accrued but unpaid wages and an amount in respect of any accrued by unused paid time off, in a lump sum immediately upon separation. In addition, subject to Ms. Hewitt’s delivery, execution and non-revocation of a general release of claims in favor of the Company within 60 days of separation, and Ms. Hewitt’s compliance with her the restrictive covenants in her employment agreement, and in full consideration of any payments or benefits due under the employment agreement, we will pay Ms. Hewitt (i) an amount equal to $2,677,147, which represents 24 months of base salary and 1.5 times Ms. Hewitt’s annual bonus at the target amount, paid in substantially equal installments over the 24-month period following her separation date; (ii) a pro-rata portion of the annual bonus, if any, earned for the fiscal year 2022; (iii) reimbursement of reasonable legal fees in connection with the entry into the Separation Letter and other agreements related to the separation, up to $20,000; and (iv) payment of premiums for healthcare coverage through the federal law commonly known as “COBRA” for 24 months post-termination. Payment of the separation benefits previously described will commence on the first payroll date immediately following the expiration of 60 days from separation. In addition, subject to Ms. Hewitt’s delivery, execution and non-revocation of the general release, 496,537 vested Profits Interests held by Ms. Hewitt remained outstanding at fiscal year end. Pursuant to the Separation Letter, Ms. Hewitt has agreed to assist and cooperate with us in connection with the defense or prosecution of any claim that may be made against or by us, or in connection with any ongoing or future investigation or dispute or claim of any kind involving us.

Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during fiscal year 2022. Our non-employee directors, other than directors affiliated with the Principal Shareholders, received a cash retainer of $100,000. In addition, each chairperson, other than directors affiliated with the Principal Shareholders, is entitled to a $20,000 payment in connection with their duties. Except for our Chair, our non-employee directors do not currently receive equity compensation. Ms. Hewitt served as a director during fiscal year 2022 but did not receive any additional compensation for such services; all amounts paid to Ms. Hewitt in respect of their services as an employee of the Company for such period are reported above in the Summary Compensation Table. We also reimbursed our non-employee directors for their business expenses incurred in connection with their performance of services.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jeb Bush	100,000	—	100,000
Edward Kennedy, Jr.	100,000	—	100,000
Marilyn Tavenner	120,000	—	120,000
Richard Zoretic	120,000	—	120,000
James Carlson	—	125,000	125,000
Andrew Cavanna(2)	—	—	—
Caroline Dechert(2)	—	—	—
Pavithra Mahesh(2)	—	—	—
Thomas Scully(2)	—	—	—
Sean Traynor(2)	—	—	—
(1)
Amounts in this column reflect the aggregate grant date fair value of restricted stock units awarded to Mr. Carlson on June 30, 2022, computed in accordance with FASB ASC Topic 718. See Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022 for a discussion of the assumptions made in the valuation of these awards.

(2)	As nominees of our Principal Shareholders, Mr. Cavanna, Ms. Dechert, Ms. Mahesh, Mr. Scully and Mr. Traynor received no compensation for service as directors.
Equity Compensation Plan Information
The following table sets forth information regarding the Company’s equity compensation plans as of the end of fiscal year 2022.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	2,066,333	$7.89	12,633,667
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,066,333	$7.89	12,633,667
(1)	Represents the InnovAge Holding Corp. 2021 Omnibus Incentive Plan.
(2)	Excludes restricted stock units, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director or director nominee;
•	the benefits to us of the proposed transaction;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics our employees, directors and executive officers must disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Related Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive and Director Compensation” elsewhere in this proxy statement, below we describe transactions during the fiscal year ended June 30, 2021 and June 30, 2022 to which we were a participant or will be a participant, in which:
•	the amounts involved exceeded or will exceed $120,000; or
•	1% of the average of our total assets at June 30, 2021 and 2022, and, in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
PWD Loan
Pinewood Lodge, LLP (“PWD”), one of our variable interest entities in which we own a 0.01% partnership interest, develops, constructs, owns, maintains and operates certain apartment complexes intended for rental to low-income individuals aged 62 and over. Pursuant to the PWD Amended and Restated Agreement of Limited Partnership, our wholly-owned subsidiary Continental Community Housing, the general partner of PWD (the “General Partner”), helped fund operating deficits and shortfalls of PWD in the form of a loan (the “PWD Loan”). As of June 30, 2021, $0.7 million was recorded in deposits and other, and the highest aggregate amount of principal outstanding under the PWD Loan was $0.7 million in fiscal year 2021. As of June 30, 2022, $0.7 million was recorded in deposits and other, and the highest aggregate amount of principal outstanding under the PWD Loan was $0.7 million in fiscal year 2022. The PWD Loan does not accrue interest. The General Partner is paid an administration fee of $35,000 per year.
Director Nomination Agreement
In connection with our IPO, we entered into a Director Nomination Agreement with the Principal Shareholders that provides each the right to designate nominees for election to our Board. The Principal

Shareholders may also assign their designation rights under the Director Nomination Agreement to an affiliate. See “Board of Directors and Corporate Governance—Director Nomination Agreement” for a description of the Director Nomination Agreement.
Registration Rights Agreement
We are party to a Registration Rights Agreement with the Principal Shareholders pursuant to which the Principal Shareholders are entitled to request that we register the Principal Shareholders’ shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations.” The Principal Shareholders will also be entitled to participate in certain of our registered offerings, subject to the restrictions in the Registration Rights Agreement. We will pay certain of the Principal Shareholders’ expenses in connection with the Principal Shareholders’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Principal Shareholders and their affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, or Registrable Securities as defined in the Registration Rights Agreement. These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than the Principal Shareholders and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law. Additionally, we may enter into (i) indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law and (ii) standard policies of insurance that provide coverage to (1) our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) us with respect to indemnification payments that we may make to such directors and officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of October 14, 2022 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 135,570,078 shares of common stock outstanding as of October 14, 2022.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or exercisable or will vest within 60 days of October 14, 2022 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
TCO Group Holdings, L.P.(1)	116,520,612	85.9%
Named Executive Officers and Directors
Patrick Blair	184,832(2)	*
Maureen Hewitt(3)	9,350	*
Barbara Gutierrez	2,000	*
Nicole D’Amato	34,519	*
Thomas Scully	100,000	*
Jeb Bush	—	*
James Carlson	—	*
Andrew Cavanna	—	*
Caroline Dechert	—	*
Ted Kennedy, Jr.	23,000	*
Pavithra Mahesh	—	*
Marilyn Tavenner	—	*
Sean Traynor	—	*
Richard Zoretic	—	*
All Directors and Executive Officers as a Group (15 individuals)(4)	344,991	*%
*	Indicates less than 1%.
(1)
Represents 116,520,612 shares of common stock held by TCO Group Holdings, L.P., which is the legal name of the investment vehicle through which the Principal Shareholders and certain other holders, including certain directors and members of management, hold their investment. Voting and dispositive power with respect to the common stock held by TCO Group Holdings, L.P. is exercised by a committee of limited partners (the “LP Board”), pursuant to a delegation of authority from its limited partners. The LP Board is to be comprised of up to seven persons with five persons currently serving, including Caroline Dechert, Thomas Scully and Sean Traynor (the “WCAS Designees”) and Andrew Cavanna and Pavithra Mahesh (the “Apax Designees”). The LP Board exercises its voting and dispositive power by majority vote, so long as one WCAS Designee and one Apax Designee comprise the majority.

The limited partners of TCO Group Holdings, L.P. may control the voting and dispositive power with respect to the common stock if each of Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS XII”), Welsh, Carson, Anderson & Stowe XII Delaware, L.P. (“WCAS XII-D”), Welsh, Carson, Anderson & Stowe XII Delaware II, L.P. (“WCAS XII-DII”), Welsh, Carson, Anderson & Stowe XII Cayman, L.P. (“WCAS XII-C”),

WCAS XII Co-Investors LLC (“WCAS XII-Co”), WCAS Management Corporation and WCAS -Co-Invest Holdco, L.P. (collectively, the “WCAS Investor”) consents to a change to the delegation of authority described above. The general partner of each of WCAS XII and WCAS XII-DII is WCAS XII Associates LLC (“WCAS XII Associates”). The general partner of each of WCAS XII-D and WCAS XII-C is WCAS XII Associates Cayman, L.P. The general partner of WCAS XII Associates Cayman, L.P. is WCAS XII Associates. The managing members of WCAS XII Associates are Thomas A. Scully, Sean Traynor, Anthony deNicola, D. Scott Mackesy, Brian Regan, Michael Donovan, Eric Lee, Christopher Hooper, Christopher Solomon, Edward Sobol, Gregory Lau, Frances Higgins, Nicholas O’Leary, Jonathan Rather and Ryan Harper (collectively, the “WCAS GP”). The general partner of WCAS - Co-Invest Holdco, L.P. is WCAS Co-Invest Associates LLC. The managing members of each of WCAS XII-Co and WCAS Co-Invest Associates, LLC is the WCAS GP. Anthony deNicola, D. Scott Mackesy, Jonathan Rather, Brian Regan, Michael Donovan and Eric Lee (“WCAS Board”) comprise the board of directors of WCAS Management Corporation.
Ignite Aggregator LP is a Delaware limited partnership. Ignite GP Inc., a Delaware corporation, serves as the general partner of Ignite Aggregator LP. Ignite Aggregator LP’s partnership interests are held by Apax X GP Co. Limited on behalf of Apax X EUR LP, Apax X (Guernsey) USD AIV LP and Apax X USD LP (collectively, the “Apax X Fund”). Apax X GP Co. Limited, a company incorporated in Guernsey, acts as the investment manager and is responsible for the decision-making on behalf of the Apax X Fund. The directors of Apax X GP Co. Limited are Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and David Staples.
Each of the foregoing entities and the individuals, as a result, and by virtue of the relationships described above, may be deemed to share beneficial ownership of the shares owned by TCO Group Holdings, L.P. Each of the foregoing entities and individuals disclaim beneficial ownership of the shares held of record by TCO Group Holdings, L.P. except to the extent of his, her or its pecuniary interest. The business address of TCO Group Holdings, L.P. is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York, and c/o Welsh, Carson, Anderson and Stowe, 599 Lexington Avenue, Suite 1800, New York, New York 10022.
(2)	Represents 138,624 options to purchase shares of common stock and 46,208 restricted stock units, each vesting within 60 days of October 14, 2022.
(3)
Represents 9,350 shares of common stock held by the Hewitt Living Trust for which Ms. Hewitt serves as trustee. Ms. Hewitt resigned from her positions as Chief Executive Officer and director effective January 1, 2022.

(4)	Includes directors and current executive officers.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended June 30, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that due to administrative error, two awards of restricted stock units granted to Ms. D’Amato were not timely reported.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending June 30, 2023. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended June 30, 2022 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended June 30, 2022 and 2021:
	2022	2021
Audit Fees(1)	$850,000	$1,977,996
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$850,000	$1,977,996
(1)
Consist of fees for the audit and other procedures in connection with the Annual Report on Form 10-K for the year ended June 30, 2022, the audit of our financial statements for the year ended June 30, 2021 and certain procedures conducted in connection with the IPO.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.
The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JUNE 30, 2023.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process and Enterprise Risk Management program on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2022.
All of the members of the Audit Committee are independent. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationships with the Company or any of its subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with the independent auditors their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, and received the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2022 for filing with the SEC.
Audit Committee:
Richard Zoretic, Chair
Jeb Bush
Marilyn Tavenner

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://investor.innovage.com. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward Notices and, if applicable, proxy materials to beneficial owners of stock held as of the Record Date. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

INNOVAGE HOLDING CORP. 8950 EAST LOWRY BLVD DENVER, CO 80230

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EST on December 12, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/INNV2022AM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EST on December 12, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D91600-P81114	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

INNOVAGE HOLDING CORP.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:	For	Withhold

	1a. James Carlson	☐	☐

	1b. Caroline Dechert	☐	☐

	1c. Pavithra Mahesh	☐	☐

	1d. Richard Zoretic	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2023.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report on Form 10-K Wrap are available at www.proxyvote.com

D91601-P81114

INNOVAGE HOLDING CORP.
Annual Meeting of Stockholders
December 13, 2022 at 10:00 a.m. EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Barbara Gutierrez and Nicole D’Amato, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INNOVAGE HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. EST on December 13, 2022, at www.virtualshareholdermeeting.com/INNV2022AM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Please refer to the Proxy Statement for a discussion of the Proposals.

Continued and to be signed on reverse side